Exhibit 10.1(b)

RUBICON TECHNOLOGY, INC.

AMENDMENT NO. 2

TO

2001 EQUITY PLAN

This Amendment No. 2 (this “Amendment”) amends the 2001 Equity Plan (the “Plan”) of Rubicon Technology, Inc., a Delaware corporation (the “Company”). Except as expressly modified hereby, all of the terms and provisions of the Plan shall continue in full force and effect. A copy of this Amendment shall be attached to and made a part of the Plan.

1.	Amendment to Section 3 of the Plan. The first sentence of Section 3 of the Plan is hereby deleted in its entirety and the following substituted in its stead:

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares which may be optioned or sold under the Plan is Four Million Four Hundred Nine Thousand Three Hundred Eighty-One (4,409,381) Shares.

2.	Adoption.

This Amendment to the Plan was adopted by the Board of Directors and approved by the stockholders of the Company, as of May 21, 2002.

Rubicon Technology, Inc., a Delaware corporation

RUBICON TECHNOLOGY, INC.	AMENDMENT NO. 2 TO 2001 EQUITY PLAN